Doma Delivers at High End of 2021 Guidance on Retained Premiums and Fees, and Exceeds Guidance on Adjusted Growth Profit
Fourth quarter includes successful expansion of core machine intelligence-powered title and closing offering into purchase transactions within Local channel
Provides Growth and Margin Outlook for FY 2022

Fourth Quarter 2021 Business Highlights(1):
•Total revenues of $138 million, up 17% versus Q4 2020
•Retained premiums and fees of $66 million, up 24% versus Q4 2020
•Gross profit of $22 million, down 10% versus Q4 2020
•Adjusted gross profit of $25 million, down 9% versus Q4 2020
•Closed orders up 35% versus Q4 2020, Enterprise closed orders up 296% versus Q4 2020
•Open orders up 21% versus Q4 2020

SAN FRANCISCO--(Business Wire)--Feb. 17, 2022-- Doma Holdings, Inc. (NYSE: DOMA) (“Doma” or the “Company”), a leading force for disruptive change in the real estate industry, today reported quarterly financial results and key operating data for the three months and full year ended December 31, 2021(2). Doma’s results demonstrate strong growth that continues to outperform the mortgage industry as a whole, driven by the expansion and continued adoption of its proprietary machine learning technology.
“Our referral partners’ receptivity to our offering, and the Doma team’s ability to execute with a high degree of skill has fortified our pursuit of becoming the unquestioned leader in our industry,” said Max Simkoff, Founder and CEO of Doma. “The successful opening of our first purchase transactions on the Doma Intelligence platform is the latest affirmation of our compelling opportunity to take market share, raise our growth potential, and add even more certainty to our path to profitability," Mr. Simkoff concluded.
Noaman Ahmad, CFO of Doma, added, “We finished the year in a position of strength, having consistently outperformed the objectives we set for retained premium and fees and adjusted gross profit since announcing our plans to go public last March. In terms of our plans for 2022, we are taking advantage of the momentum in our business and will focus on broadening the use and coverage of our proven Doma Intelligence platform. We will use the capital we raised from going public to expand our core machine intelligence-powered title and closing offering into purchase transactions, as well as to capture opportunities in adjacent markets."
Doma remains committed to strategic investment in growth in order to accelerate and secure its leadership position in the industry. Doma's key strategic initiatives for 2022 include an acceleration of investments across its home purchase platform. Investments will take the form of investing in customer acquisition and go-to-market delivery, migration of purchase transactions to the Doma Intelligence platform, new product functionality, and opportunities to expand into adjacent markets.

Fourth Quarter 2021 Growth Drivers and Recent Business Highlights
•Successful launch of purchase transactions on the Doma Intelligence platform in December, delivering on one of the Company's key commitments for 2021. Given the recent rise in lending rates and an accelerated drop-off in mortgage refinances, Doma will aggressively pursue the migration of purchase transactions from the Local business to the Doma Intelligence platform, further enabling the real estate professionals,
(1) Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
(2) Doma completed its business combination with Capitol Investment Corp. V ("Capitol") on July 28, 2021. The financial results and key operating data included in this fourth quarter release include operating results of Doma prior to completion of the business combination and operating results of the combined company subsequent to completion of the business combination.

lenders, independent title agents and homeowners Doma works with to all benefit from closings that are faster, higher quality, and more affordable.
•296% year over year closed order growth from Doma Enterprise, despite a 59% decline in the overall refinance market. Total order growth in the fourth quarter was propelled by the addition of several new Enterprise referral partners that include another top 10 national mortgage lender, a leading provider of innovative home equity products, and a technology-led non-bank originator, as well as increases in wallet share from existing referral partners, reflecting confidence in Doma's technology by the nation's largest mortgage lenders.
•Home purchase transaction volume increased by a healthy 4% over the same period in 2020, outpacing market contraction in purchase of 8%.
•Continued improvements to the Doma Intelligence platform helped deliver better customer outcomes through the application of cutting-edge machine learning technology.
◦Added more transparency for co-signers within the Doma Close product which allows homeowners to review and eSign about 50% of documents prior to the in-person signing, making the overall experience less daunting and stressful.
◦Added new capabilities within Doma Escrow for payoff parsing, policy automation, and automated funding disbursement that all help to further expedite the final stages of closing and drive faster payouts to the parties involved.
•Expansion of the Doma Intelligence platform in the States of Washington, Maine, and Mississippi, bringing total coverage to approximately 83% of US residential real estate market based on gross written premium.

2022 Full Year Outlook (1):
▪GAAP Financial Measures
•For the full year, Doma expects gross profit of between $118 million and $136 million
▪Non-GAAP Financial Measures
•Doma expects retained premiums and fees of between $300 million and $320 million
•Doma expects ratio of adjusted gross profit to retained premiums and fees between 44% and 47%
•Doma expects adjusted EBITDA between negative $90 million and negative $70 million
•Doma intends to reach adjusted EBITDA positive in 2023

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less premiums retained by third-party agents. Adjusted gross profit is defined as gross profit, plus depreciation and amortization. Adjusted EBITDA is defined as net loss before interest expense, income taxes, depreciation and amortization, stock-based compensation, COVID-related severance costs and change in fair value of warrant and sponsor covered shares liabilities. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors.

Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Conference Call Information
Doma will host a conference call at 5:00 PM Eastern Time on Thursday, February 17, to present its fourth quarter 2021 financial results.
The telephonic version of the call can be accessed by dialing:
Participant Toll Free Dial-In Number: (844) 615-6508
Participant International Dial-In Number: (918) 922-3146
Conference ID: 7967607
The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.
About Doma Holdings, Inc.
Doma (NYSE: DOMA) is architecting the future of real estate transactions. The Company uses machine intelligence and its proprietary technology solutions to transform residential real estate, making closings instant and affordable. Doma and its family of brands – States Title, North American Title Company (NATC) and North American Title Insurance Company (NATIC) – offer solutions for current and prospective homeowners, lenders, title agents, and real estate professionals that make closings vastly more simple and efficient, reducing cost and increasing customer satisfaction. Doma’s clients include some of the largest bank and non-bank lenders in the United States. To learn more visit doma.com.
Forward-Looking Statements Legend
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.
These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in the "Risk Factors" section of the documents filed by Doma from time to time with the SEC.
If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact: Beatriz Bartolome | Head of Investor Relations for Doma | ir@doma.com
Media Contact: Camilla Whitmore | Lead, Public Relations for Doma | camilla.whitmore@doma.com
SOURCE Doma Holdings, Inc.

Key Operating and Financial Indicators

	Three Months Ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	43,247	35,712	178,689	136,873
Closed orders	37,042	27,363	136,428	92,389

GAAP financial data:
Revenue (1)	$137,679	$117,510	$558,043	$409,814
Gross profit (2)	$22,031	$24,412	$103,261	$85,830
Net loss	$(43,729)	$(8,563)	$(113,056)	$(35,103)
Non-GAAP financial data (3):
Retained premiums and fees	$66,349	$53,499	$259,598	$189,671
Adjusted gross profit	$24,646	$26,991	$113,582	$91,645
Ratio of adjusted gross profit to retained premiums and fees	37%	50%	44%	48%
Adjusted EBITDA	$(36,303)	$(3,060)	$(71,592)	$(18,986)

_________________
n.m. = not meaningful
(1)Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income. Net loss is made up of the components of revenue and expenses.
(2)Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.
(3)Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures
Retained premiums and fees
The following table reconciles our retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Revenue	$137,679	$117,510	$558,043	$409,814
Minus:
Premiums retained by third-party agents	71,330	64,011	298,445	220,143
Retained premiums and fees	$66,349	$53,499	$259,598	$189,671
Minus:
Direct labor	26,787	17,050	89,616	62,154
Provision for claims	4,594	5,272	21,335	15,337
Depreciation and amortization	2,615	2,579	10,321	5,815
Other direct costs (1)	10,322	4,186	35,065	20,535
Gross Profit	$22,031	$24,412	$103,261	$85,830
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit
The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Gross Profit	$22,031	$24,412	$103,261	$85,830
Adjusted for:
Depreciation and amortization	2,615	2,579	10,321	5,815
Adjusted Gross Profit	$24,646	$26,991	$113,582	$91,645
Adjusted EBITDA
The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net loss (GAAP)	$(43,729)	$(8,563)	$(113,056)	$(35,103)
Adjusted for:
Depreciation and amortization	2,615	2,579	10,321	5,815
Interest expense	4,519	1,151	16,861	5,579
Income taxes	421	223	927	843
EBITDA	$(36,174)	$(4,610)	$(84,947)	$(22,866)
Adjusted for:
Stock-based compensation	11,040	1,550	20,046	2,495
COVID-related severance costs	—	—	—	1,385
Change in fair value of Warrant and Sponsor Covered shares liabilities	(11,169)	—	(6,691)	—
Adjusted EBITDA	$(36,303)	$(3,060)	$(71,592)	$(18,986)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Adjusted Gross Profit	$24,646	$26,991	$113,582	$91,645
Minus:
Customer acquisition costs	18,251	9,252	55,208	34,482
Other indirect costs (1)	42,698	20,799	129,966	76,149
Adjusted EBITDA	$(36,303)	$(3,060)	$(71,592)	$(18,986)
__________________
(1)Includes corporate support, research and development, and other operating costs.

Outlook reconciliations
The following tables reconcile the ranges of expected retained premiums and fees to expected gross profit and the ranges expected adjusted gross profit to expected gross profit, which, in each case, is the most comparable GAAP measure, for the full year ended December 31, 2022.

	Year Ended December 31, 2022
	Low	High
	(in thousands)
Retained premiums and fees	$300,000	$320,000
Minus:
Estimated adjustments (1)	$182,000	$184,000
Gross Profit	$118,000	$136,000

	Year Ended December 31, 2022
	Low	High
	(in thousands)
Gross Profit	$118,000	$136,000
Adjusted for:
Depreciation and amortization	14,000	14,000
Adjusted Gross Profit	$132,000	$150,000

Outlook for Other Key Operating Indicators
Ratio of adjusted gross profit to retained premiums and fees	44%	47%
Adjusted EBITDA	$(90,000)	$(70,000)
With respect to our guidance on adjusted EBITDA, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure, which would be net loss, due to the high variability, complexity and low visibility with respect to certain items such as income taxes and changes in the fair value of Warrant and Sponsor Covered shares liabilities. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.
__________________
(1)Estimated adjustments include direct labor, provision for claims, depreciation and amortization, and other direct costs (which includes title examination expense, office supplies, and premium and other taxes).

Doma Holdings, Inc.
Consolidated Statements of Operations

	Year ended December 31
(In thousands, except share and per share information)	2021	2020	2019
Revenues:
Net premiums written (1)	$475,352	$345,608	$292,707
Escrow, other title-related fees and other	79,585	61,275	62,017
Investment, dividend and other income	3,106	2,931	3,361
Total revenues	$558,043	$409,814	$358,085

Expenses:
Premiums retained by Third-Party Agents (2)	$298,445	$220,143	$178,265
Title examination expense	22,137	16,204	14,383
Provision for claims	21,335	15,337	12,285
Personnel costs	238,134	143,526	130,876
Other operating expenses	79,951	43,285	39,744
Total operating expenses	$660,002	$438,495	$375,553

Loss from operations	$(101,959)	$(28,681)	$(17,468)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	6,691	—	—
Interest expense	(16,861)	(5,579)	(9,282)
Loss before income taxes	$(112,129)	$(34,260)	$(26,750)

Income tax expense	(927)	(843)	(387)
Net loss	$(113,056)	$(35,103)	$(27,137)

Earnings per share:
Net loss per share attributable to stockholders - basic and diluted	$(0.64)	$(0.56)	$(0.45)
Weighted average shares outstanding common stock - basic and diluted	177,150,914	62,458,039	60,314,163
__________________
(1)Net premiums written includes revenues from a related party of $114.2 million, $88.6 million, and $73.1 million for the years ended December 31, 2021, 2020, and 2019, respectively.
(2)Premiums retained by Third-Party Agents includes expenses associated with a related party of $92.5 million, $71.2 million, and $59.9 million during the years ended December 31, 2021, 2020, and 2019, respectively.

Doma Holdings, Inc.
Consolidated Balance Sheets

	December 31
(In thousands, except share information)	2021	2020
Assets
Cash and cash equivalents	$379,702	$111,893
Restricted cash	4,126	129
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost	67,164	65,406
Available-for-sale debt securities, at fair value (amortized cost $7,139 in 2020)	—	8,057
Equity securities, at fair value (cost $2,000 in 2020)	—	2,119
Mortgage loans	2,022	2,980
Other invested assets	325	—
Total investments	$69,511	$78,562
Receivables (net of provision for doubtful accounts of $1,082 and $492 at December 31, 2021 and 2020, respectively)	15,498	15,244
Prepaid expenses, deposits and other assets	15,692	7,365
Fixed assets (net of accumulated depreciation of $19,543 and $13,813 at December 31, 2021 and 2020, respectively)	45,953	21,661
Title plants	13,952	14,008
Goodwill	111,487	111,487
Trade names (net of accumulated amortization of $3,187 at December 31, 2020)	—	2,684
Total assets	$655,921	$363,033

Liabilities and stockholders’ equity
Accounts payable	$6,930	$6,626
Accrued expenses and other liabilities	54,149	33,044
Senior secured credit agreement, net of debt issuance costs and original issue discount	141,769	—
Loan from a related party	—	65,532
Liability for loss and loss adjustment expenses	80,267	69,800
Warrant liabilities	16,467	—
Sponsor Covered Shares liability	5,415	—
Total liabilities	$304,997	$175,002

Stockholders’ equity:
Series A preferred stock, 0.0001 par value; 0 shares authorized at December 31, 2021; 0 and 43,737,586 shares issued and outstanding as of December 31, 2021 and 2020, respectively	$—	$1
Series A-1 preferred stock, 0.0001 par value; 0 shares authorized at December 31, 2021; 0 and 48,913,906 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	1
Series A-2 preferred stock, 0.0001 par value; 0 shares authorized at December 31, 2021; 0 and 14,003,187 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Series B preferred stock, 0.0001 par value; 0 shares authorized at December 31, 2021; 0 and 15,838,828 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Series C preferred stock, 0.0001 par value; 0 shares authorized at December 31, 2021; 0 and 60,665,631 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	1
Common stock, 0.0001 par value; 2,000,000,000 shares authorized at December 31, 2021; 323,347,806 and 62,832,307 shares issued and outstanding as of December 31, 2021 and 2020, respectively	33	1
Additional paid-in capital	543,070	266,464
Accumulated deficit	(192,179)	(79,123)
Accumulated other comprehensive income	—	686
Total stockholders’ equity	$350,924	$188,031
Total liabilities and stockholders’ equity	$655,921	$363,033

Quarterly Results of Operations and Other Data
The following tables set forth our selected unaudited quarterly consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.
Consolidated Statements of Operations

	Three months ended
(In thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Revenues:
Net premiums written	$56,817	$86,334	$103,587	$98,870	$107,992	$109,271	$141,491	$116,598
Escrow, other title-related fees and other	13,174	13,382	16,742	17,977	18,575	20,065	20,452	20,493
Investment, dividend and other income	818	707	743	663	1,229	650	639	588
Total revenues	$70,809	$100,423	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679

Expenses:
Premiums retained by Third-Party Agents	$33,102	$56,006	$67,024	$64,011	$70,338	$65,181	$91,596	$71,330
Title examination expense	3,865	3,322	4,624	4,393	4,853	5,500	5,289	6,495
Provision for claims	1,783	3,040	5,242	5,272	3,249	6,807	6,685	4,594
Personnel costs	35,718	32,737	36,197	38,874	43,464	53,954	62,410	78,306
Other operating expenses	10,640	10,286	10,210	12,149	14,165	17,181	21,693	26,912
Total operating expenses	$85,108	$105,391	$123,297	$124,699	$136,069	$148,623	$187,673	$187,637

Loss from operations	$(14,299)	$(4,968)	$(2,225)	$(7,189)	$(8,273)	$(18,637)	$(25,091)	$(49,958)

Other income (expense):
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	—	—	(4,478)	11,169
Interest expense	(2,112)	(1,123)	(1,193)	(1,151)	(3,360)	(4,451)	(4,531)	(4,519)
Loss before income taxes	$(16,411)	$(6,091)	$(3,418)	$(8,340)	$(11,633)	$(23,088)	$(34,100)	$(43,308)

Income tax expense	(175)	(241)	(204)	(223)	(125)	(211)	(170)	(421)
Net loss	(16,586)	(6,332)	(3,622)	(8,563)	(11,758)	(23,299)	(34,270)	(43,729)

Reconciliation of GAAP to Non-GAAP Measures
The following tables present our reconciliation of GAAP measures to non-GAAP measures for the historical periods indicated.
Retained premiums and fees

	Three Months Ended
(In thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Revenue	$70,809	$100,423	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679
Minus:
Premiums retained by Third-Party Agents	33,102	56,006	67,024	64,011	70,338	65,181	91,596	71,330
Retained premiums and fees	$37,707	$44,417	$54,048	$53,499	$57,458	$64,805	$70,986	$66,349
Minus:
Direct labor	16,314	13,898	14,892	17,050	17,979	20,902	23,948	26,787
Provision for claims	1,783	3,040	5,242	5,272	3,249	6,807	6,685	4,594
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021	1,978	2,615
Other direct costs(1)	5,137	4,898	6,314	4,186	7,109	7,561	10,073	10,322
Gross Profit	$13,357	$21,682	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.
Adjusted gross profit

	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Gross Profit	$13,357	$21,682	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031
Adjusted for:
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021	1,978	2,615
Adjusted Gross Profit	$14,473	$22,581	$27,600	$26,991	$29,121	$29,535	$30,280	$24,646
Adjusted EBITDA

	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net loss (GAAP)	$(16,586)	$(6,332)	$(3,622)	$(8,563)	$(11,758)	$(23,299)	$(34,270)	$(43,729)
Adjusted for:
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021	1,978	2,615
Interest expense	2,112	1,123	1,193	1,151	3,360	4,451	4,531	4,519
Income taxes	175	241	204	223	125	211	170	421
EBITDA	$(13,183)	$(4,069)	$(1,004)	$(4,610)	$(5,566)	$(15,616)	$(27,591)	$(36,174)
Adjusted for:
Stock-based compensation	308	282	355	1,550	2,289	3,713	3,004	11,040
COVID-related severance costs	—	1,385	—	—	—	—	—	—
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	—	—	4,478	(11,169)
Adjusted EBITDA	$(12,875)	$(2,402)	$(649)	$(3,060)	$(3,277)	$(11,903)	$(20,109)	$(36,303)